UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2023

Liberty Resources Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40883	86-3485220
(Commission File Number)	(IRS Employer Identification No.)

78 SW 7th Street

Suite 500

Miami, Florida 33130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-305-809-7217

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	LIBYU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	LIBY	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	LIBYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment of Trust Agreement

On November 8, 2021, Liberty Resources Acquisition Corp., a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”). In connection therewith, the Company entered into an Investment Management Trust Agreement, dated November 8, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee (“Continental”)). The form of the Trust Agreement was initially filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-259342) for the IPO.

On April 18, 2023, at 9:00 a.m. ET, the Company held a virtual special meeting of its shareholders at https://www.cstproxy.com/libertyresourcesacquisition/2023, pursuant to due notice (such meeting, the “Special Meeting”). At the Special Meeting, the Company shareholders entitled to vote at the Special Meeting (the “Shareholders”) cast their votes and approved the proposal (the “Trust Amendment Proposal”) to authorize the Company to enter into Amendment No. 1 to the Trust Agreement (the “Trust Agreement Amendment”) pursuant to which the Trust Agreement will be amended to allow the Company to extend from May 8, 2023 (the “Original Deadline”) to February 8, 2024 (the “Outside Date”) (or such other date as permitted in the Certificate of Incorporation of the Company or as determined by the Company’s Board of Directors ) the date on which either the Company must have completed its initial business combination or Continental must liquidate the Company’s Trust Account established in connection with the IPO (the “Trust Account”). Following approval of the Trust Amendment Proposal, the Company and Continental intend to enter into the Trust Agreement Amendment.

The foregoing summary is qualified by the full text of the Trust Agreement Amendment, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

Amendment of Certificate of Incorporation

As described in more detail in Item 5.03, the Shareholders approved the Extension Amendment Proposal (defined below), pursuant to which the Company is authorized and intends to file the First Amendment to the Amended and Restated Certificate of Incorporation of with the Secretary of State of the State of Delaware. The full text of the First Amendment to the Amended and Restated Certificate of Incorporation is included as Exhibit 3.1 hereto.

Item 5.03.	Articles of Incorporation or Bylaws.

At the Special Meeting, the Shareholders approved the proposal (the “Extension Amendment Proposal”) to enter into and file with the Delaware Secretary of State the First Amendment to the Amended and Restated Certificate of Incorporation of the Company, pursuant to which the Company will have the right to extend from May 8, 2023 (the “Original Termination Date”) by up to 9 1-month extensions to February 8, 2024 (the “Outside Date”; each of the 9 1-month extensions, an “Extension”, and each such extension date a “Deadline Date”, and the latest of such Deadline Dates, the “Extended Deadline”) the date by which the Company (i) consummates a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (a “business combination”), or (ii) (a) ceases its operations if the Company fails to complete such business combination, and (b) redeems or repurchases 100% of the Company’s Class A common stock included as part of the units sold in the Company’s IPO ,provided that (A) the Sponsor (or its affiliates or permitted designees) deposits into the Trust Account the lesser of (x) $150,000 or (y) $0.05 per share for each Public Share outstanding as of the applicable Deadline Date for each Extension until the earlier of the Outside Date or the closing of the business combination (the “Extension Payment”) and (B) the Company has complied with the procedures in the Trust Agreement relating to any such Extension.

In connection with approval of the Extension Amendment Proposal, the Company intends to file the First Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The full text of the First Amendment to the Amended and Restated Certificate of Incorporation is included as Exhibit 3.1 hereto.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On the record date of March 16, 2023, the Company had 14,905,275 million shares entitled to vote at the Special Meeting. At the Special meeting, Shareholders voted on two of three proposals presented, each as described in the proxy statement/prospectus dated April 3, 2023, and cast their votes as described below:

Proposal 1- Extension Amendment Proposal

The Shareholders approved the Extension Amendment Proposal. The following is a tabulation of the voting results:

Common Stock:

Votes For	Votes Against	Abstentions	Broker Non-Votes

12,497,281	570,632	0	N/A

Proposal 2 - Trust Amendment Proposal

The Shareholders approved the Trust Amendment Proposal. The following is a tabulation of the voting results:

Common Stock:

Votes For	Votes Against	Abstentions	Broker Non-Votes

12,497,281	570,632	0	N/A

Item 8.01.	Other Events.

Redemption of Shares

In connection with the voting on the Extension Amendment Proposal and the Trust Amendment Proposal at the Special Meeting, holders of 7,693,815 shares of Class A Common Stock (the “Redeeming Shareholders”) exercised the right to redeem such shares for cash at an approximate price of $10.58 per share, for an aggregate of approximately $81,400,562.7 (the “Redemptions”). Following the payment to the Redeeming Shareholders of the consideration for the Redemptions, the Trust Account had a balance of approximately $40.319 million.

Deposit of Extension Funds

In connection with approval of the Extension Amendment Proposal and the Trust Amendment Proposal, the Company intends to deposit (and/or to cause its sponsor, Liberty Fields, LLC to deposit) an aggregate of $150,000 into the Trust Account prior to May 8, 2023 in connection with the exercise of the first Extension of the Extended Deadline to June 8, 2023.

Item 9.01.	Exhibits.

Exhibit Number	Description of Exhibit
3.1	First Amendment to the Amended and Restated Certificate of Incorporation.
10.1	Amendment No. 1 to Investment Management Trust Agreement.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY RESOURCES ACQUISITION CORP.

Date: April 21, 2023	By:	/s/ Dato’ Maznah Binti Abdul Jalil
Dato’ Maznah Binti Abdul Jalil
Chief Executive Officer